June 19, 2003


VIA FACSIMILE
-------------

John G. Igoe, Esq.
Edwards & Angell, LLP
One North Clematis Street, Suite 400
West Palm Beach, Florida 33401

Re:  AirNet Communications Corporation (the "Company")
     -------------------------------------------------

Dear Mr. Igoe:

With reference to our letters to you dated January 20, 2003 and April 24, 2003 (the "Escrow Letters") and the Escrow Agreement dated January 20, 2003 by and among AirNet Communications Corporation, Tandem PCS Investments, L.P., SCP Private Equity Partners II, L.P. ("SCP") and Mellon Ventures, L.P. ("Mellon"), as amended on April 24, 2003 (the "Escrow Agreement"), we hereby agree to the further extension of the Escrow Period (as defined in the Escrow Agreement) in connection with the proposed financing by TECORE, Inc. and SCP (the "Proposed Transaction") to August 29, 2003.

Accordingly, notwithstanding any provision to the contrary set forth in the Escrow Letters or in the Escrow Agreement, if the Proposed Transaction has not closed by 5:00 p.m. EST, Friday, August 29, 2003, you are hereby instructed to immediately return the Escrowed Documents to the undersigned.

Subject to and contingent upon the closing of the Proposed Transaction, for the benefit of the Company, we hereby waive, release and relinquish any and all claims or rights in or to any accrued but unpaid dividends with respect to the Series B Convertible Preferred Stock held by Mellon.

Please signify your acceptance of, and agreement with, the foregoing extension of the Escrow Period by signing below.

Very truly yours,                               Accepted and Agreed:

Mellon Ventures, L.P.                           Edwards & Angell, LLP
By: MVMA, L.P., its General Partner
By: MVMA, Inc., its General Partner             By: /s/ John G. Igoe, P.A.
                                                    ------------------------
                                                Name:  John G. Igoe, P.A.
By: /s/ Paul D. Cohn                            Title: Partner
    ------------------------
Name:  Paul D. Cohn
Title: Partner

June 19, 2003

VIA FACSIMILE
-------------

John G. Igoe, Esq.
Edwards & Angell, LLP
One North Clematis Street, Suite 400
West Palm Beach, Florida 33401

Re:  AirNet Communications Corporation (the "Company")
     -------------------------------------------------

Dear Mr. Igoe:

With reference to our letters to you dated January 20, 2003 and April 24, 2003 (the "Escrow Letters") and the Escrow Agreement dated January 20, 2003 by and among AirNet Communications Corporation, Tandem PCS Investments, L.P., SCP Private Equity Partners II, L.P. ("SCP") and Mellon Ventures, L.P. ("Mellon"), as amended on April 24, 2003 (the "Escrow Agreement"), we hereby agree to the further extension of the Escrow Period (as defined in the Escrow Agreement) in connection with the proposed financing by TECORE, Inc. and SCP (the "Proposed Transaction") to August 29, 2003.

Accordingly, notwithstanding any provision to the contrary set forth in the Escrow Letters or in the Escrow Agreement, if the Proposed Transaction has not closed by 5:00 p.m. EST, Friday, August 29, 2003, you are hereby instructed to immediately return the Escrowed Documents to the undersigned.

Subject to and contingent upon the closing of the Proposed Transaction, for the benefit of the Company, we hereby waive, release and relinquish any and all claims or rights in or to any accrued but unpaid dividends with respect to the Series B Convertible Preferred Stock held by SCP.

Please signify your acceptance of, and agreement with, the foregoing extension of the Escrow Period by signing below.

Very truly yours,                                    Accepted and Agreed:

SCP Private Equity Partners II, L.P.                 Edwards & Angell, LLP
By: SCP Private Equity II General Partner, L.P.
By: SCP Private Equity II, LLC                       By: /s/ John G. Igoe, P.A.
                                                         -----------------------
                                                     Name:  John G. Igoe, P.A.
By: /s/ James W. Brown                               Title: Partner
    ---------------------
Name:  James W. Brown
Title: a manager

June 19, 2003


VIA FACSIMILE
-------------

John G. Igoe, Esq.
Edwards & Angell, LLP
One North Clematis Street, Suite 400
West Palm Beach, Florida 33401

Re:  AirNet Communications Corporation (the "Company")
     -------------------------------------------------

Dear Mr. Igoe:

With reference to our letters to you dated January 20, 2003 and April 24, 2003 (the "Escrow Letters") and the Escrow Agreement dated January 20, 2003 by and among AirNet Communications Corporation, Tandem PCS Investments, L.P., SCP Private Equity Partners II, L.P. ("SCP") and Mellon Ventures, L.P. ("Mellon"), as amended on April 24, 2003 (the "Escrow Agreement"), we hereby agree to the further extension of the Escrow Period (as defined in the Escrow Agreement) in connection with the proposed financing by TECORE, Inc. and SCP (the "Proposed Transaction") to August 29, 2003.

Accordingly, notwithstanding any provision to the contrary set forth in the Escrow Letters or in the Escrow Agreement, if the Proposed Transaction has not closed by 5:00 p.m. EST, Friday, August 29, 2003, you are hereby instructed to immediately return the Escrowed Documents to the undersigned.

Subject to and contingent upon the closing of the Proposed Transaction, for the benefit of the Company, we hereby waive, release and relinquish any and all claims or rights in or to any accrued but unpaid dividends with respect to the Series B Convertible Preferred Stock held by Tandem.

Please signify your acceptance of, and agreement with, the foregoing extension of the Escrow Period by signing below.

Very truly yours,                             Accepted and Agreed:

Tandem PCS Investments, L.P.                  Edwards & Angell, LLP

By:  Live Cycles Holding Co.                  By: /s/ John G. Igoe, P.A.
Its: General Partner                              ----------------------
                                              Name:  John G. Igoe, P.A.
                                              Title: Partner

By:  /s/ Yvan Deschamps
     -----------------------
Name:  Yvan Deschamps
Title: Manager

By:  /s/ Francois Laurin
     -----------------------
Name:  Francois Laurin
Title: Vice-President